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                                                                   EXHIBIT 10.28


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                            RENEWAL RIGHTS AGREEMENT

                                  by and among

                     EACH OF THE SUBSIDIARIES OF ROYAL, INC.
                           LISTED ON EXHIBIT A HERETO

                                       and

                        ALLEGHANY INSURANCE HOLDINGS LLC

                            Dated as of July 1, 2003

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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS.................................................................................  2

ARTICLE II. RENEWALS AND TERM..........................................................................  2

ARTICLE III. COVENANTS AND AGREEMENTS..................................................................  3

ARTICLE IV. DISPUTE RESOLUTION.........................................................................  3

ARTICLE V. MISCELLANEOUS PROVISIONS....................................................................  4

                                    EXHIBITS

EXHIBIT A         LIST OF ROYAL INSURER AFFILIATES

EXHIBIT B         FORM OF LETTER TO POLICYHOLDERS

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                            RENEWAL RIGHTS AGREEMENT

                  This RENEWAL RIGHTS AGREEMENT (this "Agreement"), dated as of July 1, 2003, is entered into by each of the insurance company subsidiaries of Royal Group, Inc. ("Royal") listed on Exhibit A hereto (each a "Royal Insurer Affiliate" and collectively, the "Royal Insurer Affiliates") and Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL").

                               W I T N E S S E T H

                  WHEREAS, the Acquisition Agreement, dated as of June 6, 2003 by and between Royal and AIHL (the "Acquisition Agreement") provides, among other things, for the sale by Royal and purchase by AIHL of all of the issued and outstanding shares of stock of Royal Specialty Underwriting, Inc., a Georgia company ("RSUI"), and certain of the assets of, and certain rights to, the Business (as such term is defined in the Acquisition Agreement) conducted by RSUI;

                  WHEREAS, in connection with the Acquisition, on the Closing Date, each of Royal and AIHL desires to cause their respective Affiliates to enter into certain related agreements including, without limitation, the RIC Quota Share Reinsurance Agreement, the RSLIC Quota Share Reinsurance Agreement (together, the "Reinsurance Agreements"), the RIC Administrative Services Agreement and the RSLIC Administration Services Agreement (together, the "Administrative Services Agreements");

                  WHEREAS, from and after the Effective Date (as defined in the Quota Share Reinsurance Contracts), RSUI as agent shall have the authority to issue the Reinsured Contracts in the names of the Royal Insurer Affiliates, pursuant to the terms of the Administrative Services Agreements;

                  WHEREAS, each of the Royal Insurer Affiliates and each of the insurance company Affiliates of AIHL (the "AIHL Insurer Affiliates") has agreed that, in accordance with the terms and conditions of this Agreement and the Acquisition Agreement, each of the Royal Insurer Affiliates shall assist in the rewriting of the Reinsured Contracts (as defined in the Reinsurance Agreements) by one or more of the AIHL Insurer Affiliates upon the terms and subject to the conditions set forth below; and

                  WHEREAS, Royal wishes to transfer to AIHL, and AIHL wishes to accept and assume from Royal, all of the Royal Insurer Affiliates' rights, title and interest in the renewals of the Reinsured Contracts (the "Renewal Rights").

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Acquisition Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement or the Quota Share Reinsurance Agreements.

                                   ARTICLE II.

                                RENEWALS AND TERM

                  Section 2.1 Rewritten Policies. From and after the Effective Date (as defined in the Quota Share Reinsurance Agreements), each of the Royal Insurer Affiliates shall assist the AIHL Insurer Affiliates in offering and issuing, in accordance with Applicable Law, new policies upon expiration of the Reinsured Contracts in the names of such AIHL Insurer Affiliates (the "Rewritten Policies"). Such assistance shall be provided by each of the Royal Insurer Affiliates in accordance with the terms of this Agreement, the Quota Share Reinsurance Agreements, the Administrative Services Agreements and the Transition Services Agreement.

                  Section 2.2 Renewal Rights. In connection with the non-renewal of the RSUI-Produced Insurance Contracts or the issuance of Reinsured Contracts in the names of the Royal Insurer Affiliates in accordance with the terms of the Administrative Services Agreements, and to the extent permitted by Applicable Law and contractual obligations, AIHL, or its designated AIHL Insurer Affiliate, on behalf of each of the Royal Insurer Affiliates shall, from time to time, send to each insured, through such insured's insurance agent, broker or other independent producer, under each such policy to whom any of the AIHL Insurer Affiliates determines to issue a Rewritten Policy, a written notice substantially in the form of Exhibit B hereto as may be modified to comply with Applicable Law, or in such other form as AIHL shall determine is appropriate with the written consent of the relevant Royal Insurer Affiliate, encouraging such insured to have his or her policy rewritten by one of the AIHL Insurer Affiliates.

                  Section 2.3 Transfer of Renewal Rights. Royal hereby transfers to AIHL all of the rights, title and interest of the Royal Insurer Affiliates in and to the Renewal Rights.

                  Section 2.4 Term. This Agreement shall commence on the Effective Date and shall terminate on the second anniversary thereof.

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                                  ARTICLE III.

                            COVENANTS AND AGREEMENTS

                  Section 3.1 Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, except to the extent otherwise provided under the Administrative Services Agreements or the Transition Services Agreement.

                  Section 3.2 Examination of the Books and Records. Following the termination of this Agreement, AIHL and its Affiliates shall be entitled, through their employees, counsel, accountants, or other representatives, to make such examination of the Books and Records of the Royal Insurer Affiliates relating to the RSUI-Produced Insurance Contracts as any of the AIHL Insurer Affiliates may reasonably request for the purpose of effectuating the Rewritten Policies; provided, that a representative from the Royal Insurer Affiliates shall have the right to be present during such examination. Any such examination shall be conducted during normal business hours and upon reasonable prior notice. The information obtained pursuant to this provision shall be subject to the provisions of Section 17.16 of the Acquisition Agreement.

                  Section 3.3 Issuance and Renewal of RSUI-Produced Insurance Contracts and Reinsured Contracts. Except as provided in the Administrative Services Agreements, and except as otherwise required by Applicable Law or the terms of any Reinsured Contracts, each of the Royal Insurer Affiliates covenants and agrees not to issue or renew Reinsured Contracts for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date.

                  Section 3.4 Further Assurances. During and after the term of this Agreement, without further consideration, each of the parties shall execute such documents and other papers, and take such further actions as may be reasonably required or desirable, or required under Applicable Law, to effectuate the provisions hereof and the transactions contemplated hereby.

                                   ARTICLE IV.

                               DISPUTE RESOLUTION

                  Section 4.1 Dispute Resolution. The procedures for the resolution of disputes under this Agreement shall be governed by the dispute resolution provisions of the Reinsurance Agreements.

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                                    ARTICLE V.

                            MISCELLANEOUS PROVISIONS

                  Section 5.1 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                  Section 5.2 Entire Agreement. This Agreement, the Acquisition Agreement and the other Ancillary Agreements (together with the schedules and exhibits hereto and thereto, the annexes hereto and thereto and the other agreements, documents and instruments delivered in connection herewith and therewith) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings (other than the Confidentiality Agreement), both written and verbal, among the parties or any of them with respect to the subject matter hereof.

                  Section 5.3 Interpretation.

                  (a) When a reference is made in this Agreement to a Section or Article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (b) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  Section 5.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy (delivery of which is confirmed), by courier (delivery of which is confirmed) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties to this Agreement as follows:

                  If to Royal, Inc. or the Royal Insurer Affiliates:

                           Laura S. Lawrence, Esq.

                           General Counsel
                           Royal, Inc.
                           9300 Arrowpoint Blvd.
                           Charlotte, North Carolina 28273
                           Telephone No.: (704) 522-2851
                           Facsimile No.: (704) 522-2313

                           with a copy to (which shall not constitute notice to Royal, Inc. or the Royal Insurer Affiliates for purposes of this Section 5.4):

                           Robert J. Sullivan, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Telephone No.: (212) 735-3000
                           Facsimile No.: (212) 735-2000

                  If to AIHL:

                           Robert M. Hart, Esq.
                           Alleghany Corporation
                           375 Park Avenue
                           Suite 3201
                           New York, New York 10152
                           Telephone No.: (212) 752-1356
                           Facsimile No.: (212) 759-8149

                           with a copy to (which shall not constitute notice to AIHL for purposes of this Section 5.4):

                           Aileen C. Meehan, Esq.
                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Telephone No.: (212) 259-8000
                           Telecopy No.: (212) 259-6333

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the provision of notice pursuant to this Section 5.4 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

                  Section 5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 5.6 Descriptive Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 5.7 Assignment; Binding Agreement. Neither this Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party to this Agreement, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other party hereto, except that the AIHL shall have the right any time, without such consent, to assign, in whole or in part, its rights hereunder to any wholly owned Subsidiary of AIHL, provided that such assignment shall not relieve AIHL of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 5.8 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 5.9 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at Law.

                  Section 5.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

                  Section 5.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 5.12 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court located in Wilmington, Delaware, or if such court does not have jurisdiction, the Chancery Court of the State of Delaware for the purposes of enforcing

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this Agreement or any of the Ancillary Agreements. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 5.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 5.14 Extension; Waiver. At any time prior to the Closing Date, either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the other party or (c) waive compliance with any of the agreements or conditions contained in this Agreement of the other party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right nor any single or partial exercise of any such right preclude any further exercise thereof or the exercise of any other such right.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed by their respective authorized officers.

                                             ALLEGHANY INSURANCE HOLDINGS LLC

                                             By: /s/ James P. Slattery
                                                 ----------------------------
                                             Name:  James P. Slattery
                                             Title: President

                                             LANDMARK AMERICAN INSURANCE
                                             COMPANY

                                             By: /s/ Stephen M. Mulready
                                                 ----------------------------
                                             Name:  Stephen M. Mulready
                                             Title: President and Chief
                                                    Executive Officer

                                             ROYAL INDEMNITY COMPANY

                                             By: /s/ Stephen M. Mulready
                                                 ----------------------------
                                             Name:  Stephen M. Mulready
                                             Title: President and Chief
                                                    Executive Officer

                                             ROYAL SURPLUS LINES INSURANCE
                                             COMPANY

                                             By: /s/ Stephen M. Mulready
                                                 ----------------------------
                                             Name:  Stephen M. Mulready
                                             Title: President and Chief
                                                    Executive Officer

                                             ROYAL INSURANCE COMPANY OF AMERICA

                                             By: /s/ Stephen M. Mulready
                                                 ----------------------------
                                             Name:  Stephen M. Mulready
                                             Title: President and Chief
                                                    Executive Officer